UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 13, 2010

ZST Digital Networks, Inc.
_____________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52934	20-8057756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Tongbo Street, Boyaxicheng Second Floor Zhengzhou City, Henan Province People’s Republic of China 450007
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 371-6771-6850

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, ZST Digital Networks, Inc. (the “Company”) entered into an employment agreement with Zhong Bo as the Company’s Chief Executive Officer (the “Employment Agreement”), effective as of January 1, 2011 (the “Effective Date”).

Pursuant to the Employment Agreement, Mr. Zhong will be entitled to an annual base salary of RMB 1,880,000 (equal to approximately US$282,000), subject to modification from time to time by written agreement between Mr. Zhong and the Company.  Payment of salary will be made on a quarterly basis, in advance of each quarter of work performed.

The initial term of the Employment Agreement will be 12 months from the Effective Date, with automatic 12-month extensions unless either party provides 90 days written notice of termination prior to the expiration of a term.  The Company and Mr. Zhong may terminate the agreement with 30 days prior written notice.  In the event the Company terminates the employment of Mr. Zhong without cause, as defined in the Employment Agreement, the Company will pay Mr. Zhong on the date of termination the amount of his salary that is earned but unpaid, if any, due under the Employment Agreement as of the date of termination.  If Mr. Zhong terminates employment for Good Reason, as defined in the Employment Agreement, Mr. Zhong will also be entitled to a severance payment in an amount equal to three month’s salary.

Pursuant to the Employment Agreement, Mr. Zhong will also be granted 60,000 restricted shares of common stock of the Company (the "Initial Grant") under the Company’s 2010 Omnibus Incentive Plan (the “Stock Award”) upon the Effective Date.  The Stock Award will vest in equal monthly installments of 5,000 shares per month over the initial 12-month period of the Employment Agreement.  The unvested restricted shares are subject to forfeiture if Mr. Zhong does not meet certain conditions such as continued employment over a specified forfeiture period and/or the material breach of certain terms and conditions over the forfeiture period.  The “restricted period” is defined as the period beginning on the grant date and ending on the date the restricted shares, or such applicable portion of the restricted shares, are deemed vested under the terms and conditions under the restricted stock agreement.

In addition, pursuant to the terms of the Employment Agreement, Mr. Zhong will be entitled to an additional grant of 60,000 shares of restricted stock on the 12-month anniversary date of the Effective Date.  Vesting for the additional grant of restricted shares will be the same as the Initial Grant.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Mr. Zhong Bo dated December 13, 2010, effective as of January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST Digital Networks, Inc.

Dated: December 14, 2010	By:	/s/ John Chen
	Name:	John Chen
	Title:	Chief Financial Officer